UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 14, 2007 (August 13, 2007)
Date of report (Date of earliest event reported)

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed for the purpose of amending and restating certain original disclosures previously made by United Fuel & Energy Corporation in a Current Report on Form 8-K filed as of August 15, 2007 (the “Original Form 8-K”).

Item 2.02.	Results of Operations and Financial Condition

As more fully discussed below in Item 4.02, on August 14, 2007, United Fuel & Energy Corporation (the “Company”) issued a press release announcing its earnings for the quarter ended June 30, 2007. Furthermore, the press release announced that based on the initial findings of an internal accounting review, it has determined the need to restate certain of its previously issued financial statements. The financial statements expected to be restated are for the fourth fiscal quarter of 2006 and for the first fiscal quarter of 2007. Consequently, the financial statements as of and for the year ended December 31, 2006 and for the three months ended March 31, 2007, as filed, contain errors and should therefore not be relied upon. The related audit report of Johnson Miller & Co., CPA’s PC (“Johnson Miller”), the Company’s independent registered public accounting firm, with respect to the financial statements for the 2006 fiscal year should also no longer be relied upon.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 14, 2007, the Company issued a press release announcing that based on the initial findings of an internal accounting review, it has determined the need to restate certain of its previously issued financial statements. The financial statements expected to be restated are for the fourth fiscal quarter of 2006 and for the first fiscal quarter of 2007. Consequently, the financial statements as of and for the year ended December 31, 2006 and for the three months ended March 31, 2007, as filed, contain errors and should therefore not be relied upon. The related audit report of Johnson Miller, the Company’s independent registered public accounting firm, with respect to financial statements for the 2006 fiscal year should also no longer be relied upon.

The internal accounting review was initiated to address possible accounting matters that had come to the attention of management. The internal accounting review, which is still ongoing, has identified errors in the application of certain accounting practices and procedures during the periods in question, primarily related to the recognition of revenue. The exact amounts of the errors have not yet been determined, but at the current time the Company does not expect the restatement of revenue to decrease the amount of previously reported revenue by more than approximately $1.6 million in the aggregate for all affected periods. Following completion of the Company’s review and that of Johnson Miller, the restatements will be effected as soon as practicable through amendments on Forms 10-K/A and 10-Q/A.

The decision to restate prior financial statements was made by the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, on August 13, 2007. The Audit Committee has discussed with Johnson Miller the matters disclosed in this current report on Form 8-K.

A copy of the Company’s press release was attached as Exhibit 99.1 to the Original Form 8-K and incorporated therein by reference.

Item 8.01.	Other Events.

On August 14, 2007, the Company announced a temporary delay in the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2007 (the “Report”). As a result of the Company’s internal accounting review, the Company is unable to file the Report within the five-day extension provided by Rule 12b-25. The Company expects to file its Report for the period ended June 30, 2007, as soon as practicable following the completion of its review.  A copy of the Company’s press release was attached as Exhibit 99.1 to the Original Form 8-K and incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: August 20, 2007	By:	/s/ Charles McArthur
Charles McArthur
President and Chief Executive Officer